Exhibit 99.1
Coupa Software Reports Third Quarter Fiscal 2021 Financial Results
Record Quarterly Revenues of $133 Million, 31% Year-Over-Year Growth
Quarterly Calculated Billings of $140 Million, 33% Year-Over-Year Growth
Quarterly Operating Cash Flows and Adjusted Free Cash Flows of $19 Million and $17 Million, Respectively
SAN MATEO, Calif., December 7, 2020 — Coupa Software (NASDAQ: COUP) today announced financial results for its third fiscal quarter ended October 31, 2020.

“We were very pleased to deliver over 30% year-over-year billings growth, as well as another quarter of record revenue,” said Rob Bernshteyn, chairman and chief executive officer at Coupa. “As we approach the end of the year with a focus on resilience and long-term market dominance, we continue to be assertive in expanding our comprehensive Business Spend Management platform to address all spend, unlocking value and profitability for the ever-growing set of customers in our community.”

Chief Revenue Officer Steven Winter will be retiring from his executive position at the end of the company’s 2021 fiscal year. Rob Glenn, currently Coupa’s SVP Americas, will be promoted and will be in charge of all global sales, effective February 1, 2021, and will report directly to Rob Bernshteyn, Coupa’s CEO. Mr. Winter will remain employed in an advisory role during fiscal 2022.
Third Quarter Results:

•Total revenues were $133.0 million, an increase of 31% compared to the same period last year. Subscription revenues were $118.1 million, an increase of 31% compared to the same period last year.
•GAAP operating loss was $33.6 million, compared to a GAAP operating loss of $16.9 million for the same period last year. Non-GAAP operating income was $14.3 million, compared to a non-GAAP operating income of $11.6 million for the same period last year.
•GAAP net loss was $60.8 million, compared to a GAAP net loss of $26.3 million for the same period last year. GAAP net loss per basic and diluted share was $0.88, compared to a GAAP net loss per basic and diluted share of $0.42 for the same period last year. Non-GAAP net income was $13.0 million, compared to a non-GAAP net income of $14.2 million for the same period last year. Non-GAAP net income per diluted share was $0.18, compared to non-GAAP net income per diluted share of $0.20 for the same period last year.
•Operating cash flows and adjusted free cash flows were positive $19.0 million and $17.3 million, respectively.

See the section titled “Non-GAAP Financial Measures” and the reconciliation tables below for important information regarding the non-GAAP measures used by Coupa.
Business Outlook:
The following forward-looking statements reflect Coupa’s expectations as of December 7, 2020, and include the expected impact from the LLamasoft acquisition.
Fourth quarter of fiscal 2021:
•Total revenues are expected to be $145.0 to $146.0 million.
•Subscription revenues are expected to be $124.5 to $125.5 million.

•Professional services and other revenues are expected to be approximately $20.5 million.
•Non-GAAP loss from operations is expected to be $6.0 to $8.0 million.
•Non-GAAP net loss per basic and diluted share is expected to be $0.11 to $0.13 per share.
•Basic and diluted weighted average share count is expected to be approximately 72.0 million shares.
Full year fiscal 2021:
•Total revenues are expected to be $523.0 to $524.0 million.
•Non-GAAP income from operations is expected to be $34.0 to $36.0 million.
•Non-GAAP net income per diluted share is expected to be $0.47 to $0.49 per share.
•Diluted weighted average share count is expected to be approximately 72.5 million shares.
Coupa has not reconciled its expectations for non-GAAP income or loss from operations to GAAP loss from operations, or non-GAAP net income or loss per share to GAAP net loss per share because certain items excluded from non-GAAP income or loss from operations and non-GAAP net income or loss, such as charges related to stock-based compensation expenses, amortization of acquired intangible assets, the change in fair value of contingent consideration related to acquisition earnout payments, amortization of debt discount and issuance costs, gain or loss on conversion of convertible senior notes, and related tax effects, including non-recurring income tax adjustments, cannot be reasonably calculated or predicted at this time. In addition, the effect of the anti-dilutive impact of the capped call transactions entered into in connection with the convertible notes cannot be reasonably calculated or predicted at this time. The effect of these items may be significant.
Recent Business Highlights:

•Welcomed many new customers into the Coupa community in Q3, including the following: ADB Companies, Akzo Nobel, Casey’s General Stores, Damm, DHL Global Forwarding LATAM, Downer EDI Services, Elevate Textiles, Flender, GIS International, GlobalLogic, Ibstock Brick, iCapital Network, Immunovant, Interroll, Kodiak Sciences, Kura Oncology, Latchable, LKAB, Mayne Pharma, miR Scientific, OES Equipment, Ovid Therapeutics, Pilot Freight Services, SafetyCulture, Sam’s Mart, Solomon Telekom, Turo, Unicharm, United Safety and Survivability, Uniting Care – Queensland, University of Bristol, Venture Global, Welbilt, and ZoomInfo.

•Acquired AI-powered supply chain design and planning leader, LLamasoft, in November 2020.

•Appointed Michelle Brennan to the Board of Directors.

•Smarter Together Webinar discussed how communities will shape the next revolution in business.

•Expanded partnership with American Express to bring Virtual Card payments to the US.

•Named a Leader in the 2020 Gartner Magic Quadrant for Procure-to-Pay suites for the fifth consecutive time.
Conference Call Information:
Coupa will host a conference call and live webcast for analysts and investors at 4:30 p.m. Eastern time today.
The live webcast will be accessible on Coupa’s investor relations website at http://investors.coupa.com. A replay will be available through the same link.
Non-GAAP Financial Measures:
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including non-GAAP operating income, non-GAAP net income and adjusted free cash flows. Coupa believes these non-GAAP measures are useful in evaluating its operating performance, and Coupa’s management regularly reviews and uses these measures for business planning and other purposes.
Non-GAAP operating income and non-GAAP net income exclude certain items from the corresponding GAAP measures, including: stock-based compensation expense; amortization of acquired intangible assets; the change in fair value of contingent consideration related to acquisition earnout payments; amortization of debt discount and issuance costs; gain or loss on conversion of convertible senior notes; and related tax effects, including non-recurring income tax adjustments. In addition, the weighted average diluted shares figure used to calculate non-GAAP net income per share reflects the anti-dilutive impact of the capped call transactions entered into in connection with the company’s offerings of convertible notes.
Adjusted free cash flows is defined as net cash provided by operating activities, less purchases of property and equipment, plus repayments of convertible senior notes attributable to debt discount. Coupa has the ability to settle obligations related to its senior notes through the use of cash, shares of its common stock, or a combination of both, at its election.
Coupa believes these non-GAAP measures are useful to investors and other users of its financial information because they provide a way to measure and evaluate Coupa’s underlying operating performance and the strength of its core business consistently across the periods presented. Coupa believes these non-GAAP measures are also useful for comparing its operating performance to that of other companies in its industry, because they eliminate the effects of certain items that may vary between companies for reasons unrelated to their operating performance. Coupa believes that adjusted free cash flows also provides a useful measure of the company’s capital strength and liquidity, although it is not intended and should not be viewed as the amount of residual cash flow available for discretionary expenditures.
Coupa uses these non-GAAP measures in conjunction with GAAP measures as part of its overall assessment of its performance and liquidity, including the preparation of its annual operating budget and quarterly forecasts, to evaluate the effectiveness of its business strategies, and to communicate with its board of directors concerning its financial performance and liquidity. Coupa’s definitions of its non-GAAP measures may differ from those used by other companies for similarly-titled measures, and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, Coupa’s non-GAAP measures should be considered in addition to, not as substitutes for, or in isolation from, the company’s GAAP results.
Coupa encourages investors and others to review its financial information in its entirety, not to rely on any single financial measure and to view its non-GAAP measures in conjunction with GAAP financial measures. In addition, Coupa compensates for the limitations of its non-GAAP financial measures by providing a reconciliation of each non-GAAP measure to the most directly comparable GAAP financial measure. These reconciliations are included in the tables attached to this release.
Forward-Looking Statements:
This release includes forward-looking statements. All statements other than statements of historical facts, including the statements of management and statements in “Business Outlook,” are forward-looking statements. These forward-looking statements are based on Coupa’s current expectations and projections about future events and trends that Coupa believes may affect its financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial needs.
These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including: the uncertain impact of the COVID-19 pandemic; Coupa has a limited operating history at its current scale, which makes it difficult to predict its future operating results; if Coupa fails to manage its recent rapid growth effectively, Coupa may be unable to execute its business plan, maintain high levels of service, or adequately address competitive challenges; the impact of acquisitions on its business, such as integration issues, assumption of unknown or unforeseen liabilities and ability to retain customers; if Coupa is unable to attract new customers, the growth of its revenues will be adversely affected; because its platform is sold to large enterprises with complex operating environments, Coupa encounters long and unpredictable sales cycles; the markets in which Coupa participates are intensely competitive; Coupa’s business depends in part on its customers renewing their subscriptions and purchasing additional subscriptions; if Coupa fails to develop widespread brand awareness cost-effectively, its business may suffer; risks and liabilities related to breach of its security measures or unauthorized access to customer data; and the impact of foreign currency exchange rates and global economic conditions.
These and other risks and uncertainties that could affect Coupa’s future results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Coupa’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on September 9, 2020, which is available at

investors.coupa.com and on the SEC’s website at www.sec.gov. Further information on potential risks that could affect actual results will be included in other periodic filings Coupa makes with the SEC.
The forward-looking statements in this release reflect Coupa’s expectations as of December 7, 2020. Coupa undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in its expectations.

About Coupa Software
Coupa empowers companies around the world with the visibility and control they need to spend smarter and safer. To learn more about how Coupa can help you spend smarter, visit www.coupa.com. Read more on the Coupa Blog or follow @Coupa on Twitter.
Investor Relations:
Steven Horwitz
(650) 338-1340
ir@coupa.com
Media Contact:
Kristi Lewandowski
(650) 485-8506
kristi.lewandowski@coupa.com

COUPA SOFTWARE INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,

	2020	2019	2020	2019
Revenues:
Subscription	$118,083	$90,175	$335,399	$246,614
Professional services and other	14,881	11,609	42,700	31,653
Total revenues	132,964	101,784	378,099	278,267
Cost of revenues:
Subscription	36,528	23,752	99,335	63,217
Professional services and other	14,259	13,542	42,729	35,896
Total cost of revenues	50,787	37,294	142,064	99,113
Gross profit	82,177	64,490	236,035	179,154
Operating expenses:
Research and development	30,528	23,460	87,459	67,838
Sales and marketing	53,204	39,145	149,831	112,575
General and administrative	32,092	18,830	69,941	56,297
Total operating expenses	115,824	81,435	307,231	236,710
Loss from operations	(33,647)	(16,945)	(71,196)	(57,556)
Interest expense	(29,308)	(13,188)	(61,820)	(24,874)
Interest income and other, net	746	4,076	8,833	6,479
Loss before provision for (benefit from) income taxes	(62,209)	(26,057)	(124,183)	(75,951)
Provision for (benefit from) income taxes	(1,411)	260	(5,453)	(9,172)
Net loss	$(60,798)	$(26,317)	$(118,730)	$(66,779)
Net loss per share, basic and diluted	$(0.88)	$(0.42)	$(1.76)	$(1.08)
Weighted-average number of shares used in computing net loss per share, basic and diluted	68,941	63,057	67,349	61,973

COUPA SOFTWARE INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	October 31, 2020	January 31, 2020
Assets
Current assets:
Cash and cash equivalents	$1,251,006	$268,045
Marketable securities	103,134	499,160
Accounts receivable, net of allowances	98,301	118,508
Prepaid expenses and other current assets	33,553	31,636
Deferred commissions, current portion	13,384	11,982
Total current assets	1,499,378	929,331
Property and equipment, net	23,963	18,802
Deferred commissions, net of current portion	30,775	30,921
Goodwill	544,391	442,112
Intangible assets, net	145,511	128,660
Operating lease right-of-use assets	29,689	32,026
Other assets	24,762	12,221
Total assets	$2,298,469	$1,594,073
Liabilities, Temporary Equity and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,447	$3,517
Accrued expenses and other current liabilities	78,377	54,245
Deferred revenue, current portion	250,680	257,692
Current portion of convertible senior notes, net	600,062	187,115
Operating lease liabilities, current portion	8,794	8,199
Total current liabilities	940,360	510,768
Convertible senior notes, net	879,840	562,612
Deferred revenue, net of current portion	5,245	4,091
Operating lease liabilities, net of current portion	22,436	25,490
Other liabilities	37,589	28,620
Total liabilities	1,885,470	1,131,581
Temporary equity	185	16,835
Stockholders’ equity:
Preferred stock, $0.0001 par value per share	—	—
Common stock, $0.0001 par value per share	7	7
Additional paid-in capital	872,200	790,468
Accumulated other comprehensive income	5,026	871
Accumulated deficit	(464,419)	(345,689)
Total stockholders’ equity	412,814	445,657
Total liabilities, temporary equity and stockholders’ equity	$2,298,469	$1,594,073

COUPA SOFTWARE INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended October 31,

	2020	2019
Cash flows from operating activities
Net loss	$(118,730)	$(66,779)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	36,529	19,165
Amortization of premium on marketable securities, net	869	374
Amortization of deferred commissions	10,102	6,675
Amortization of debt discount and issuance costs	58,727	23,350
Stock-based compensation	94,851	60,068
Gain on conversion of convertible senior notes	(3,166)	—
Repayments of convertible senior notes attributable to debt discount	(27,208)	—
Other	3,923	(637)
Changes in operating assets and liabilities net of effects from acquisitions:
Accounts receivable	22,519	23,855
Prepaid expenses and other current assets	1,591	(9,839)
Other assets	(2,730)	(2,998)
Deferred commissions	(11,355)	(15,491)
Accounts payable	(1,435)	(4,126)
Accrued expenses and other liabilities	4,941	6,895
Deferred revenue	(11,630)	5,365
Net cash provided by operating activities	57,798	45,877
Cash flows from investing activities
Purchases of marketable securities	(788,047)	(318,759)
Maturities of marketable securities	351,973	44,796
Sale of marketable securities	830,125	199,314
Acquisitions, net of cash acquired	(94,121)	(208,505)
Purchases of property and equipment	(9,559)	(9,862)
Net cash provided by (used in) investing activities	290,371	(293,016)
Cash flows from financing activities
Proceeds from issuance of convertible senior notes, net of issuance costs	1,355,066	786,157
Purchase of capped calls	(192,786)	(118,738)
Repayments of convertible senior notes	(554,244)	—
Proceeds from the exercise of common stock options	14,425	14,095
Proceeds from issuance of common stock for employee stock purchase plan	15,631	11,455
Net cash provided by financing activities	638,092	692,969
Effects of foreign currency exchange rates on cash, cash equivalents, and restricted cash	128	—
Net increase in cash, cash equivalents, and restricted cash	986,389	445,830
Cash, cash equivalents, and restricted cash at beginning of year	268,280	141,319
Cash, cash equivalents, and restricted cash at end of period	$1,254,669	$587,149
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$1,251,006	$587,029
Restricted cash included in other assets	3,663	120
Total cash, cash equivalents, and restricted cash	$1,254,669	$587,149

COUPA SOFTWARE INCORPORATED
Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended October 31, 2020
(in thousands, except percentages and per share amounts)
(unaudited)

	GAAP	Stock-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Amortization of Debt Discount and Issuance Costs	Loss on Conversion of Convertible Senior Notes	Non-GAAP
Costs and expenses:
Costs of subscription	$36,528	$(2,836)	$(8,212)	$—	$—	$25,480
Costs of professional services and other	14,259	(2,939)	(200)	—	—	11,120
Gross profit	61.8%	4.3%	6.3%	0.0%	0.0%	72.5%

Research and development	30,528	(7,691)	—	—	—	22,837
Sales and marketing	53,204	(9,790)	(2,698)	—	—	40,716
General and administrative	32,092	(13,555)	—	—	—	18,537
Income (loss) from operations	(33,647)	36,811	11,110	—	—	14,274
Operating margin	(25.3)%	27.7%	8.4%	0.0%	0.0%	10.7%

Interest expense	(29,308)	—	—	27,370	—	(1,938)
Interest income and other, net	746	—	—	—	36	782
Income (loss) before provision for (benefit from) income taxes	(62,209)	36,811	11,110	27,370	36	13,118
Provision for (benefit from) income taxes	(1,411)	290	(163)	1,376	—	92
Net income (loss)	(60,798)	36,521	11,273	25,994	36	13,026

Net income (loss) per share, basic (1)	$(0.88)					$0.19
Net income (loss) per share, diluted (1)	$(0.88)					$0.18

(1)GAAP net loss per share is calculated based upon 68,941 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 68,941 basic and 73,766 diluted weighted-average shares of common stock. The company uses the treasury stock method to calculate the non-GAAP diluted shares related to the convertible notes which reflects any anti-dilutive impact of the capped call transactions entered into in connection with the convertible notes.

COUPA SOFTWARE INCORPORATED
Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended October 31, 2019
(in thousands, except percentages and per share amounts)
(unaudited)

	GAAP	Stock-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription	$23,752	$(1,886)	$(4,654)	$—	$17,212
Costs of professional services and other	13,542	(2,113)	(200)	—	11,229
Gross profit	63.4%	3.9%	4.8%	0.0%	72.1%

Research and development	23,460	(5,517)	—	—	17,943
Sales and marketing	39,145	(6,135)	(1,686)	—	31,324
General and administrative	18,830	(6,304)	—	—	12,526
Income (loss) from operations	(16,945)	21,955	6,540	—	11,550
Operating margin	(16.6)%	21.6%	6.4%	0.0%	11.3%

Interest expense	(13,188)	—	—	12,352	(836)
Interest income and other, net	4,076	—	—	—	4,076
Income (loss) before provision for (benefit from) income taxes	(26,057)	21,955	6,540	12,352	14,790
Provision for (benefit from) income taxes	260	489	(123)	—	626
Net income (loss)	(26,317)	21,466	6,663	12,352	14,164

Net income (loss) per share, basic (1)	$(0.42)				$0.22
Net income (loss) per share, diluted (1)	$(0.42)				$0.20

(1)GAAP net loss per share is calculated based upon 63,057 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 63,057 basic and 71,687 diluted weighted-average shares of common stock. The company uses the treasury stock method to calculate the non-GAAP diluted shares related to the convertible notes which reflects any anti-dilutive impact of the capped call transactions entered into in connection with the convertible notes.

COUPA SOFTWARE INCORPORATED
Reconciliation of GAAP to Non-GAAP Financial Measures
Nine Months Ended October 31, 2020
(in thousands, except percentages and per share amounts)
(unaudited)

	GAAP	Stock-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Change in Fair Value of Contingent Consideration Liability	Amortization of Debt Discount and Issuance Costs	Gain on Conversion of Convertible Senior Notes	Other Expenses (2)	Non-GAAP
Costs and expenses:
Costs of subscription	$99,335	$(7,641)	$(22,370)	$—	$—	$—	$—	$69,324
Costs of professional services and other	42,729	(8,303)	(600)	—	—	—	—	33,826
Gross profit	62.4%	4.2%	6.1%	0.0%	0.0%	0.0%	0.0%	72.7%

Research and development	87,459	(21,131)	—	—	—	—	—	66,328
Sales and marketing	149,831	(26,558)	(7,368)	—	—	—	—	115,905
General and administrative	69,941	(31,218)	—	12,500	—	—	—	51,223
Income (loss) from operations	(71,196)	94,851	30,338	(12,500)	—	—	—	41,493
Operating margin	(18.8)%	25.1%	8.0%	(3.3)%	0.0%	0.0%	0.0%	11.0%

Interest expense	(61,820)	—	—	—	58,727	—	—	(3,093)
Interest income and other, net	8,833	—	—	—	—	(3,166)	—	5,667
Income (loss) before provision for (benefit from) income taxes	(124,183)	94,851	30,338	(12,500)	58,727	(3,166)	—	44,067
Provision for (benefit from) income taxes	(5,453)	4,321	(315)	—	2,485	—	310	1,348
Net income (loss)	(118,730)	90,530	30,653	(12,500)	56,242	(3,166)	(310)	42,719

Net income (loss) per share, basic (1)	$(1.76)							$0.63
Net income (loss) per share, diluted (1)	$(1.76)							$0.59

(1)GAAP net loss per share is calculated based upon 67,349 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 67,349 basic and 71,854 diluted weighted-average shares of common stock. The company uses the treasury stock method to calculate the non-GAAP diluted shares related to the convertible notes which reflects any anti-dilutive impact of the capped call transactions entered into in connection with the convertible notes.
(2)Other expenses consists of the release of valuation allowances against deferred tax assets.

COUPA SOFTWARE INCORPORATED
Reconciliation of GAAP to Non-GAAP Financial Measures
Nine Months Ended October 31, 2019
(in thousands, except percentages and per share amounts)
(unaudited)

	GAAP	Stock-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Amortization of Debt Discount and Issuance Costs	Other Expenses (2)	Non-GAAP
Costs and expenses:
Costs of subscription	$63,217	$(5,045)	$(11,535)	$—	$—	$46,637
Costs of professional services and other	35,896	(5,581)	(200)	—	—	30,115
Gross profit	64.4%	3.8%	4.2%	0.0%	0.0%	72.4%

Research and development	67,838	(14,640)	—	—	—	53,198
Sales and marketing	112,575	(17,034)	(4,342)	—	—	91,199
General and administrative	56,297	(17,768)	—	—	—	38,529
Income (loss) from operations	(57,556)	60,068	16,077	—	—	18,589
Operating margin	(20.7)%	21.6%	5.8%	0.0%	0.0%	6.7%

Interest expense	(24,874)	—	—	23,350	—	(1,524)
Interest income and other, net	6,479	—	—	—	—	6,479
Income (loss) before provision for (benefit from) income taxes	(75,951)	60,068	16,077	23,350	—	23,544
Provision for (benefit from) income taxes	(9,172)	1,797	(369)	—	9,671	1,927
Net income (loss)	(66,779)	58,271	16,446	23,350	(9,671)	21,617

Net income (loss) per share, basic (1)	$(1.08)					$0.35
Net income (loss) per share, diluted (1)	$(1.08)					$0.31

(1)GAAP net loss per share is calculated based upon 61,973 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 61,973 basic and 69,856 diluted weighted-average shares of common stock. The company uses the treasury stock method to calculate the non-GAAP diluted shares related to the convertible notes which reflects any anti-dilutive impact of the capped call transactions entered into in connection with the convertible notes.
(2)Other expenses consists of the release of a valuation allowance against deferred tax assets.

COUPA SOFTWARE INCORPORATED
Reconciliation of GAAP Cash Flows from Operations to Adjusted Free Cash Flows
(A Non-GAAP Financial Measure)
(in thousands)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Net cash provided by operating activities	$19,001	$25,832	$57,798	$45,877
Less: purchases of property and equipment	(2,531)	(3,689)	(9,559)	(9,862)
Add: repayments of convertible senior notes attributable to debt discount	872	—	27,208	—
Adjusted free cash flows	$17,342	$22,143	$75,447	$36,015